FILED: 9/30/05
CID: 2005-00497690
WY Secretary of State
Doc. ID: 2005-00500424

ARTICLES OF AMENDMENT
(BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

1. The name of the corporation is: Asian Financial, Inc

2. Article 3 is amended as follows:

   In the plan of merger, the shares issued is corrected to state "One and one half million (1,500,000) shares" instead of the previously stated "two and a half millions (2,500,500) shares" which is incorrect.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are:

   Correction of typographical error

4. The date of each amendment's adoption is: July 21, 2005

5. The amendment was adopted by the Board of Directors or Incorporators (circle one) without shareholder action and shareholder action was not required.

Date: Jul 22, 2005

Signed: [signature]

Title: President

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*Filing Fee: **$50.00***

RECEIVED
WYOMING
SECRETARY OF STATE
2005 SEP 30 AM 10 50

Instructions:

1. The document may be executed by the Chairman of the Board, President or another of its officers.
2. The document shall be accompanied by one (1) exact or conformed copy.

FILED: 08/10/2005
CID: 2005-00497690
WY Secretary of State
Doc. ID: 2005-00497695
346523

ARTICLES OF MERGER

Pursuant to Wyoming Statutes

1) Name and jurisdiction of organization of each constituent entity.

   ASIAN FINANCIAL INC, Incorporated in Nevada

   ASIAN FINANCIAL INC, Incorporated in Wyoming

2) Forwarding address where copies of process may be sent by the Secretary of State.

   Attn: Ross M. Bagne

   c/o: Wyoming Corporation Service, Inc.
   1005 Country Club Av.
   Cheyenne, WY 82001

3) The undersigned declares that a plan of merger has been adopted by each constituent entity.

4) Shareholders approval was not required from either entity.

5) There are no amendments to the Articles of the surviving entity.

6) The entire plan of merger is attached.

7) The effective date of the merger is 7/27/2005.

8) Signatures

ASIAN FINANCIAL INC, Incorporated in Nevada

By: Dempsey Mork — President (Title) — 7/20/2005 (Date)

ASIAN FINANCIAL INC, Incorporated in Wyoming

By: Dempsey Mork — President (Title) — 7/20/2005 (Date)

RECEIVED
WYOMING
SECRETARY OF STATE
2005 JUL 25 AM 11 23

PLAN OF MERGER

ASIAN FINANCIAL INC, a Nevada corporation with offices at 51625 Desert Club Dr., La Quinta CA, and **ASIAN FINANCIAL INC**, a Wyoming corporation with its offices at 51625 Desert Club Dr., La Quinta CA, hereby agree to merge under the terms of this Plan of Merger.

1. Corporations

    ASIAN FINANCIAL INC, A NEVADA CORPORATION shall be deemed the merging corporation and ASIAN FINANCIAL INC, A WYOMING CORPORATION shall be deemed the surviving corporation. The surviving corporation shall be incorporated in the State of Wyoming.

2. Terms and Conditions.

    (a) Articles of Incorporation. The Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation.

    (b) Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

    (c) Directors and Officers. The directors and officers of the Surviving Corporation shall be as set forth on Exhibit "A" from the effective date until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    (d) Effectiveness. The merger shall be effective on 7/27/2005 or at the date of the filing of the Articles of Merger with the Secretary of State of Wyoming.

3. Manner of Conversion.

At the Effective Date, by virtue of the Merger and without any action on the part of the Company and/or any holder of capital stock of ASIAN FINANCIAL INC, A NEVADA CORPORATION, subject to the limitations contained herein all shares of common stock of Apex ("Apex Common Stock") which are issued and outstanding immediately prior to the Effective Date shall be automatically converted into the right to receive shares of fully paid and non-assessable common stock of ASIAN FINANCIAL INC, A WYOMING CORPORATION (the "ASIAN FINANCIAL INC, A WYOMING CORPORATION Common Stock") on a one (1) share for one (1) share basis. ASIAN FINANCIAL INC, A WYOMING CORPORATION currently has one hundred (100) shares outstanding. Upon Closing, the shareholders of ASIAN FINANCIAL INC, A WYOMING CORPORATION will have Two and a Half Million (2,500,000) shares of ASIAN FINANCIAL INC, A NEVADA CORPORATION immediately issued to them, pro rata to their respective ownership of ASIAN FINANCIAL INC, A NEVADA CORPORATION common stock held by them immediately prior to the Closing herein. Shares shall be converted upon delivery for exchange.

Agreed and executed this 20th day of July, 2005.

ASIAN FINANCIAL INC

Dempsey Mork
Chairman of the Board

ASIAN FINANCIAL INC

Dempsey Mork
Chairman of the Board

FILED: 08/10/2005
CID: 2005-00497690
WY Secretary of State

346519

ARTICLES OF INCORPORATION

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

1. Corporate name ASIAN FINANCIAL INC

2. Registered agent name ~~Ross M. Begne~~ (RB) Wyoming Corporation Service

3. Address of registered agent *(must be a Wyoming street address which is identical to the registered agent's business office; must include street address, city, state and zip code; no post office boxes or mail drop boxes.)*

   Wyoming Corporation Service, Inc. 1005 Country Club Av. Cheyenne, WY 82001

4. The mailing address where correspondence and annual report forms can be sent:

   51625 Desert Club Dr, #207, La Quinta, CA 92253

5. Number and class of shares the corporation will have the authority to issue:

   100,000,000 shares of Common stock and 1,000,000 shares of Blank Check Preferred stock

   Number and class of shares which are entitled to receive the net assets upon dissolution:

   Undetermined

6. Incorporators *(list names and addresses of each incorporator)*:

   Dempsey Mork, 51625 Desert Club Dr, #207, La Quinta, CA 92253

RECEIVED
WYOMING
SECRETARY OF STATE
2005 JUL 25 AM 9 23

RECEIVED
WYOMING
SECRETARY OF STATE
2005 AUG 10 AM 10 04

7. Execution *(all incorporators must sign)*

Printed Name	Signature	Date
Dempsey Mork	[signature]	9-20-05

8. Contact name

Contact name	Daytime Phone Number
Dempsey Mork	760-219-2776

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*Filing Fee: **$100.00***

Instructions:

1. Make check payable to Secretary of State.
2. Articles must be accompanied by a written consent to appointment executed by the registered agent.
3. An official certificate of incorporation or a certificate of existence may be obtained for an additional $10.00 fee. Please indicate which certificate you are requesting.